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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         GLOBAL MOTORSPORT GROUP, INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:
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NEWS RELEASE                                                  MACKENZIE
                                                              PARTNERS, INC.
                                                              156 FIFTH AVENUE
                                                              NEW YORK, NY 10010
                                                              212 929-5500
                                                              FAX 212 929-0308

CONTACTS:
---------
MACKENZIE PARTNERS, INC.
GRACE PROTOS
(212)929-5802
OR
MARK HARNETT
(212)929-5877

   GLOBAL MOTORSPORT GROUP, INC. FILES SUIT AGAINST GOLDEN CYCLE FOR ALLEGED VIOLATIONS OF THE FEDERAL SECURITIES LAWS IN CONNECTION WITH ITS TAKEOVER SCHEME

Morgan Hill, CA - April 6, 1998 - Global Motorsport Group, Inc. (NASDAQ:CSTM) announced today that it has filed suit in the US District Court, Northern District of California, against Golden Cycle, LLC, alleging violation of the Federal Securities laws including false and misleading proxy materials and 13D filings with the SEC in a scheme to replace the Company's current Board of Directors and take control of the Company. The claims against Golden Cycle, and its two principal shareholders, Alexander Grass and his son Roger, allege that their false and misleading statements and omissions of material fact violate federal securities laws.

Mr. Joseph F. Keenan, Chairman of the Board, said "The Board believes that its shareholders are entitled to full and fair disclosure in order to make informed decisions regarding Golden Cycles' true intentions and motives behind its hostile takeover tactics. Unlike Golden Cycle, the Board has a fiduciary duty to act in the best interest of all shareholders and is in the process of evaluating Golden Cycles' proposal relative to alternatives available to the Company and its shareholders."

Mr. Keenan added "The Board intends to consider, in consultation with its financial and legal advisors, Golden Cycles' unsolicited proposal later this week. Following that meeting, the Board will announce its recommendations to shareholders concerning the proposal and consent solicitation. In the meantime, shareholders are encouraged not to act hastily with respect to their investment."

The Company also anticipates filing its proxy materials with the SEC its in response to Golden Cycles' preliminary consent materials shortly following the Board of Directors meeting this week.

Global Motorsport Group, Inc. (formerly Custom Chrome, Inc.) was founded in 1970 and it is the parent organization for an international group of motorcycle after market providers that focus their business on Harley-Davidson motorcycles sold worldwide. Global's organization includes Custom Chrome, the leading aftermarket supplier of Harley-Davidson motorcycle parts and accessories; Chrome Specialties, an aftermarket supplier of Harley-Davidson motorcycle parts and accessories located in Fort Worth, Texas; Custom Chrome Far East, a product development, engineering, tooling management and warehouse of proprietary products for Global, located in Taiwan; Custom Chrome Europe, a distribution company located in Germany that specializes in aftermarket accessories for Harley-Davidson motorcycles and other "cruiser" motorcycles, and Santee Industries, a manufacturer of frames and exhaust systems and other aftermarket components for Harley-Davidson motorcycles, located in California.
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Global Motorsport Group, Inc., the members of its Board of Directors, and certain other employees of the Company may be deemed to be participants in the solicitation of proxies, as such terms are defined in the rules of the Securities and Exchange Commission. The Company's Board of Directors consists of the following persons: Joseph Piazza, President and Chief Executive Officer of the Company, James J. Kelly, Executive Vice President, Finance, Chief Financial Officer and Secretary of the Company, Joseph F. Keenan, Chairman of the Board and a private attorney, and Lionel M. Allan, President of Allan Advisors, Inc., a legal consulting firm. The Board currently beneficially owns in the aggregate approximately 4.7% of the Company's common stock.

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